Exhibit 99.2

Mothers Work, Inc.

First Quarter (FY 2008)

Earnings Release Conference Call

January 24, 2008

9:00 a.m. Eastern Time

Certain Financial Information Discussed During the First Quarter (FY 2008)
Earnings Release Conference Call Not Included in the Press Release

1.	Cash flow from operations for the first quarter of fiscal 2008 was approximately $4.6 million.

2.	Capital expenditures in the first quarter of fiscal 2008 were approximately $3.7 million.